SALE & PURCHASE AGREEMENT FOR THE ACQUISITION

of

100% OF THE SHARES AND ASSETS OF ETERNAL FAIRY INTERNATIONAL LIMITED

THIS AGREEMENT is between

YINFU GOLD CORPORATION
a company incorporated under the laws of the State of Wyoming, USA,
with its address at
Unit B, 5th floor, CKK Commercial Centre, 289 Hennessy Road, Wanchai,
Hong Kong
("YINFU" or the "Company"),

And Yang Youxi, sole director, representing the shareholders of
the entire issued share capital of

ETERNAL FAIRY INTERNATIONAL LIMITED
(a British Virgin Islands company)
with its address at
4th floor, Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, Tortola,
British Virgin Islands
("EFI")

Collectively the Parties

WHEREAS, YINFU desires to purchase 100% of the Issued and Outstanding shares of EFI, together with all of the assets of EFI (the "Business Assets") on the terms and subject to the conditions set forth herein;

WHEREAS, EFI owns Dongguan YouDai Financial Information Services Co., Ltd. (www.youdai365.com), a company incorporated in the People's Republic of China, which is an internet financial company operating an online peer-to-peer lending platform together with multiple finance services including financing counseling, corporate investment counseling, loans application counseling, industrial investment, equity investment and assets management, as more fully described in Appendix A;

WHEREAS, YINFU has agreed to issue 1.2 billion shares to EFI to acquire 100% of the shares and assets of EFI for a consideration of US$600 million;

WHEREAS, YINFU considers it is in its best interest that it acquires the aforesaid shares and assets and;

WHEREAS, Liu Jun, the President, Chief Executive Officer and Chairman of YINFU is the Company's signing authority.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
SALE AND PURCHASE OF SHARES

1.1 On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, **ETERNAL FAIRY INTERNATIONAL LIMITED** hereby agrees to sell, assign, transfer convey and deliver to YINFU, 100% of their shares and the assets in EFI, for US$600 million, together with all of its rights, titles and interests in the business assets and all attendant or related assets, including, but not limited to: proprietary intellectual property, documents, deeds, files, titles, patents, know-how and good-will, together with any other item, assets, products, files, records, documents, signatures, interests or rights pertaining to or relating to the Business Assets in keeping with the intentions and the spirit of this Agreement.

1.2 YINFU hereby agrees to purchase and acquire 100% of the shares of EFI and all of its Business Assets from EFI for a consideration of US$600 million (as noted in paragraph 1.1) which shall be satisfied in full by the issuance of One billion and two hundred million (1,200,000,000) new Common Shares of the Company.

1.3 It is understood by the Parties that the 1.2 billion shares of YINFU so issued as payment for the Business Assets will be restricted shares as required by Rule 144 of the United States Securities Act (the "Act") and shall display a restrictive legend as required by the United States Securities and Exchange Act.

1.4 On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, EFI hereby agrees to transfer control of the shares and assets of EFI to YINFU through the acceptance and confirmation of the issuance and granting, by YINFU, of 1.2 billion newly issued shares of YINFU which shares represent the full purchase price of 100% of the shares of EFI and all of its assets as described in Appendix A.

ARTICLE II
CLOSING

2.1 The consummation of the transfer by EFI to YINFU, and the acquisition by YINFU of EFI and its assets by the issuance of 1.2 billion new Common Shares shall occur on February 15, 2015 (the "Closing Date"). Immediately at the Closing Date, YINFU shall deliver, or cause to be delivered, to EFI, a board resolution confirming the issuance of 1.2 billion Common Shares that are being sold, assigned, and conveyed to the shareholders of EFI, such board resolution shall be duly executed, endorsed and/or authenticated for delivery to EFI (Appendix B).

2.2 Immediately after the Closing Date, YINFU shall deliver to EFI, share certificate(s) representing 1.2 billion shares issued in the name or names designated by EFI. It is understood that the share certificates so delivered will display the required restrictive legend pursuant to Rule 144 of the United States Securities and Exchange Act.

2.3 On or before February 30, 2015, EFI shall deliver, for transmittal to YINFU, duly authorized, properly and fully executed documents in English, evidencing and confirming the sale of 100% of the shares of EFI and its assets specifically detailing the assets and an asset valuation by an independent valuer.

ARTICLE III
EXECUTION

3.1 YINFU shall execute and deliver to EFI, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and

further actions that may be necessary, appropriate or advisable in order to vest fully and to confirm the purchase and sale, the title to and possession of the Common Shares of YINFU.

3.2 EFI shall execute and deliver to YINFU, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully and to confirm the purchase and sale, the title to and possession of 100% of the shares of EFI and all of the assets of EFI.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF YINFU

YINFU hereby represents and warrants to EFI as follows (it being acknowledged that EFI is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the obligations of YINFU hereunder):

4.1 Authorization. YINFU, represented by Liu Jun, the President, Chief Executive Officer and Chairman of YINFU has full power, legal capacity and authority to enter into this Agreement and to consummate the transaction herein contemplated, and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of YINFU, and this Agreement is enforceable with respect to EFI in accordance with its terms. Neither the execution and delivery of this Agreement, nor the compliance with any of the provisions hereof, will (a) conflict with or result in a breach of, violation of or default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation to which YINFU is a party or by which YINFU or any of its assets or properties may be bound or (b) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to YINFU or the assets or properties of YINFU.

4.2 Legality of Shares. To the best of YINFU's knowledge, the Common Shares, when delivered as provided in this Agreement, will be validly issued, fully paid and non-assessable. The Common Shares, upon sale, assignment, transfer and conveyance thereof, will not be subject to the preemptive right of any shareholder or any other person. Upon delivery of and payment for the Common Shares as set forth in this Agreement, EFI will receive title to the Common Shares thereto, free and clear of all liens, encumbrances, charges and claims whatsoever.

4.3 Compliance with Securities Laws.

(a) No formal or informal investigation or examination by the Securities and Exchange Commission (the "Commission") or by the securities administrator of any state is pending or threatened against YINFU.

(b) Neither YINFU, nor any of its directors or officers, have been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

(c) YINFU is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining such person from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

4.4 No undisclosed Issues or Liabilities. YINFU warrants that to the best of its knowledge there are no issues that might tend to cause damage to YINFU or its shareholders, or state or federal regulatory problems of any description.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF EFI

5.1 Authorization. EFI has full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, to purchase and acquire the Common Shares from YINFU and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of EFI and this Agreement is enforceable with respect to EFI, in accordance with its terms.

5.2 Information Regarding this Agreement and the Company. EFI has obtained such information regarding the financial position and prospects of YINFU, as EFI considers necessary or appropriate for the purpose of purchasing and acquiring the Common Shares from EFI pursuant to this Agreement.

5.3 Compliance with Securities Laws.

(a) No formal or informal investigation or examination by the Commission or by the securities administrator or legal authority of any state or jurisdiction within or outside of the United States, Canada, China or the British Virgin Islands, is pending or threatened against EFI or the assets of EFI.

(b) Neither EFI nor its officers or owners have not been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false filing with in any jurisdiction.

(c) EFI is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining them from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with in any jurisdiction.

5.4 Disclosure of Transference of Control

(a) EFI understands and accepts that certain legal and regulatory filings and disclosures will be required in order to properly and legally execute the transfer of control of the shares and assets. Such filings and disclosures include, but are not limited to the filing of the Schedule 14C Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934 or a Form 8-K with the United States Securities and Exchange Commission, one or more filings of the initial statement of beneficial ownership of securities on Schedule 13D or other similar ownership forms.

(b) EFI will assist fully in the preparation and filing of all such required filings in order to fully insure that all required filings are executed and filed properly and in a timely manner.

(c) EFI will provide a detailed list of EFI individuals or entities (the "New Shareholders") designated to receive the Common Shares of YINFU pursuant to the issuance of 1,200,000,000 Common Shares specified in this Agreement. The above noted detailed list of EFI New Shareholders shall include the full legal name of the individual or entity receiving YINFU Common Shares, the full address and citizenship or corporate jurisdiction of each New Shareholder (Attached hereto as Appendix C).

5.5 EFI warrants that it shall deliver to YINFU all of rights, titles and interests in 100% of the shares of EFI and of its assets and all attendant or related assets, including, but not limited to: proprietary intellectual property, maps, documents, deeds, files, titles, patents, know-how and good-will, together with any other item, assets, products, files, records,

documents, signatures, interests or rights pertaining to or relating to the Assets in keeping with the intentions and the spirit of this Agreement.

5.6 EFI warrants that the translations in English of all documents, as required by the US Securities Act, shall be accurate legal translations and that any discrepancy between the original documentation and the English translation, the English translation shall take precedence.

5.7 EFI warrants and confirms that immediately upon closing it will, undertake a full and up-to-date audit of the financial position of EFI, which audit will be conducted by an auditor qualified by the Public Company Accountability Oversight Board.

ARTICLE VI
MISCELLANEOUS PROVISIONS

6.1 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and the heirs and personal representatives of each of them, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

6.2 Confidentiality. The Parties agree that the terms and conditions of this agreement shall be kept strictly confidential and shall not reveal or divulge to any third party or entities other than for regulatory filings or tax purposes and/or pursuant to a court order. The parties further agree that any dissemination of this agreement shall not be made without prior written consent of the other party.

6.3 Governing Law. This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Wyoming.

6.4 Shares to Be Held In Escrow. The Parties agree that all shares issued, pursuant to the terms and conditions of this agreement, shall be issued as soon as practicable following the signing of this agreement, but all shares so issued SHALL BE HELD IN ESCROW and shall be deemed to be in the full control of the issuing party until the Closing.

6.5 Notices. All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or mailed, postage prepaid, to the parties as follows:

(a) If to YINFU, to: Yinfu Gold Corporation
c/o Liu Jun

Unit B, 5th floor, CKK Commercial Centre,
289 Hennessy Road,
Wanchai, Hong Kong

(b) If to EFI, to: Yang Youxi
Room 8, Block 1, Fujing Mansion, Zhonghuan Road,
Longhua District, Shenzhen, China

Either party hereto may change his address by written notice to the other party given in accordance with this Section 6.5.

6.6 Entire Agreement. This Agreement contains the entire agreement between the Parties and supersedes all prior agreements, understandings and writings between the Parties with respect to the subject matter hereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, verbal or otherwise, have been made by either party, or anyone acting with authority on behalf of either party, which are not

embodied herein, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated verbally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by each of the parties hereto.

6.7 Captions and Headings. The article and section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement.

6.8 Attorneys' Fees. In the event of any litigation between the parties hereto, the non-prevailing party shall pay the reasonable expenses, including the attorneys' fees, of the prevailing party in connection therewith.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

ON BEHALF OF YINFU GOLD CORPORATION:

____

Designated Signing Authority
Liu Jun
President, CEO, Chairman
Yinfu Gold Corporation

ON BEHALF OF ALL SHAREHOLDERS OF ETERNAL FAIRY INTERNATIONAL LIMITED:

____

Designated Signing Authority
Yang Youxi
Sole Director
Eternal Fairy International Limited

Signature of Witness: ____________________

Name: Zhang Yang Yang

Address: No. 3009, Wanze Mansion, West Sungang Road, Futian District, Shenzhen City, Guangdond Province, China

Dated February 6, 2015